EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 12th day of June, 1998, by and between Nu-Wave Health Products, Inc., a Florida corporation (the "Employer") and Paul Santostasi, residing at 3651 Torrey Pines Blvd., Sarasota, FL 34238 (the "Employee").

                                   WITNESSETH:

         1. EMPLOYMENT. The Employer hereby employs the Employee as the Vice Chairman of the Board of Directors of the Employer, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2. TERM. Subject to the provisions of termination as hereinafter provided, the term of employment under this Agreement shall begin as of June 12, 1998, and terminate on June 13, 2001.

         3.       COMPENSATION; REIMBURSEMENT, ETC.

                  (a) The compensation payable to the Employee shall be fixed at an annual salary of $125,000. Such compensation may be paid in weekly or in other convenient installments, as determined by the Employer. In addition, the Board of Directors of Employer may, in its discretion, establish a bonus plan which may include the Employee. The terms of any such bonus plan shall be in the discretion of the Employer.

                  (b) The Employer shall reimburse the Employee on a monthly basis for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employer will not reimburse the Employee for any expense which had not been approved by the Employer prior to such expense; and provided further, that the Employee shall have previously furnished to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

                  (c) The Employer currently provides to the Employee a leased automobile, with 15 months remaining on such lease. The Employer shall maintain such lease until its expiration, at which time such vehicle shall be returned to the lessor. Thereafter, Employer shall pay to Employee an automobile allowance of $750 per month for each month during the term hereof.

                  (d) The Employer shall maintain a life insurance policy on the life of the Employee during the term of this Agreement in the face amount of $500,000. The Employee, his designee or estate shall be the beneficiary of $250,000 of the death benefit of such life insurance policy and, until the date that the Employer refinances its existing note and mortgage encumbering its facilities (the "Note"), $250,000 of the death benefit shall be payable to the Employer, but pledged as additional security for the Note. After the Note is refinanced, the death benefit previously pledged as additional security for the Note shall be payable to the Employee's designated beneficiary.

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         4.       DUTIES. The Employee is engaged as the Vice Chairman of the
Board of the Employer. Employee shall report to and take direction from Employer's Chairman of the Board. Employee's primary responsibility shall be business development and acquisitions. The Employee shall adhere to the minimum performance standards set forth in Exhibit "A" hereto. In addition, the Employee shall have such other duties and hold such offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

         5. EXTENT- OF SERVICES. During the term of his employment under this Agreement, the Employee shall devote his entire time, attention, energies and skill to the benefit and business of the Employer, and shall not during the term of this Agreement be employed by any other person without board approval.

         6. BENEFITS. The Employee shall be entitled to the same benefits package made available by the Employer to its management personnel, including health insurance for employee and his immediate family. The Employee shall be entitled to four (4) weeks vacation time during each fiscal year of the Employer.

         7.       DISABILITY, ILLNESS OR INCAPACITY.

                  (a) The Employee shall receive full compensation for any period of disability, illness or incapacity during the term hereof which renders the Employee at least temporarily unable to perform the services required under this Agreement, provided, however, that if the Employee's disability, illness or incapacity extends beyond a period of one hundred twenty (120) days, the Employee shall not be entitled, after the expiration of such one hundred twenty
(120) day period, to any further compensation hereunder until he returns to full time service hereunder, but he shall be entitled only to such disability payments as may be provided by a disability insurance policy or policies purchased by the Employer.

                  (b) Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six (6) months after the ending of the previous period of disability.

                  (c) If and when the period of disability, illness or incapacity of the Employee totals six (6) months, his employment with the Employer may be terminated by the Board. If the Employee and the Employer agree, the Employee may thereafter be employed by the Employer upon such terms as may be mutually agreeable.

                  (d) Any dispute regarding the existence, extent or continuance of the disability, illness or incapacity shall be resolved by the determination of a majority of three competent doctors who are not employees of the Employer, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two doctors.

         8.       DEATH OR RETIREMENT.

                  (a) All rights of the Employee hereunder (other than rights accrued prior thereto) shall terminate upon his death, except that the Employer shall pay to the estate of the


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Employee such compensation as would otherwise have been payable to the Employee up to six months after the death occurs. The Employer shall. have no additional financial obligation under this Agreement to the Employee or his estate.

                  (b) All rights of the Employee hereunder (other than rights accrued prior thereto) shall terminate upon his retirement, except that the Employer shall pay to the Employee such compensation as would otherwise have been payable to the Employee up to the end of the month in which his retirement occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee.

         9.       OTHER TERMINATIONS.

                  (a) (i) The Employer may terminate the employment of the Employee hereunder without notice (1) upon the Employee's breach of any provision of this Agreement, or (2) for good cause (as defined below).

                           (ii)     The term "good cause" as used in this
Agreement shall include, but shall not necessarily be limited to fraud, habitual absenteeism, a pattern of conduct which tends to hold the Employer up to ridicule in the community, conduct disloyal to the Employer, conviction of any crime of moral turpitude and substantial dependence, as determined by the Board of Directors of the Employer, on any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD or other illegal or narcotic drugs. If any determination of substantial dependence by the Board of Directors is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians selected in the manner provided in Section 7(d) of this Agreement. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

                  (b) If the employment of the Employee is terminated pursuant to this Section 9, the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement, except as provided in
Section 9 of this Agreement.

                  (c) In the event termination for reasons other than those pursuant to this Section 9 the Employer will pay the balance of compensation due pursuant to that contact, less any bonus, up to the termination date of this contract.

         10.      DISCLOSURE.

                  (a) The Employee agrees that he will fully disclose and disclose only to the Employer all ideas, methods, plans, developments, improvements or patentable inventions, of any kind, which relate directly or indirectly to the business of the Employer and which are known, made or discovered by him during the performance of his duties under this Agreement. All disclosures are to be made promptly after conception or discovery of the idea, method, plan,


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development, improvement or invention. Nothing in this Section 10 shall be construed as requiring any communication to the Employer of the idea, method, plan, development, improvement or invention if lawfully protected by any other lawful prohibition against such communication.

                  (b) Any idea, method, plan, development, improvement or invention which the Employee is obligated to disclose to the Employer under this
Section 10 shall be the property of the Employer, regardless of whether it is disclosed by the Employee to the Employer. The Employee agrees that he will provide any and all assistance to the Employer in making any patent applications or other applications for obtaining exclusive rights in, and will do all other things that may be reasonably necessary to vest in the Employer or its assigns, the ideas, methods, plans, developments, improvements or inventions.

         11. CONFIDENTIALITY. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, lie will not, without prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         12.      NONCOMPETITION AND NONSOLICITATION.

                  (a) During the term of this Agreement, except as contemplated herein, and for a period of three (3) years after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee shall not, directly or indirectly, within Florida, enter into, engage in, be employed by, or consult with any business in competition with the business of the Employer or Nu-Wave Health Products, Inc., a Florida corporation ("Nu-Wave") as it is then carried on (except for vitamin outlets); further, the Employee shall not sell to, market, produce or otherwise deal with any customer of the Employer or Nu-Wave. The restrictions of this
Section 12 shall extend to any and all activities of the Employee, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The restrictions of this Section 12 shall not be violated by the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ). Solicitation or acceptance of orders outside of any prohibited territory as described above for shipment to, delivery in or service in any restricted territory shall also constitute engaging in business within the restricted territories in violation of this Section 12.

                  (b) During his employment with the Employer, except as contemplated herein, and for a period of one (1) year after the termination of his employment with the Employer, regardless of the reason for such termination, the Employee agrees he will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise, (1) solicit any of the employees of the Employer or Nu-Wave to terminate their employment or (2) accept employment with or seek remuneration by any of the customers


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of the Employer or Nu-Wave with whom the Employer or Nu-Wave did business during the term of the Employee's employment.

                  (c) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 12(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.

                  (d) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 12(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

                  (e) It is agreed by the Employer and the Employee that if any portion of the covenants set forth in this Section 12 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 12 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         13. SPECIFIC PERFORMANCE. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 10, 11 or 12 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. The Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 10, 11 or 12 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         14. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and war-rants that the execution of this Agreement by him and his performance of his obligations hereunder will not conflict with, result in the breach of any provisions of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         15. WAIVER OR BREACH. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.


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         16.      BINDING EFFECT ASSIGNMENT. The rights and obligations of the
Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         17. ENTIRE AGREEMENT. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         18. HEADINGS. The headings contained in this Agreement are for reference purposes and shall not affect the meaning or interpretation of this Agreement.

         19. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. 20. NOTICES. Any notice required or permitted to be given under this Agreement shall Sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:

                  To the Employer:      Nu-Wave Health Products, Inc.
                                        c/o Nu-Wave Health Products, Inc.
                                        5770 Roosevelt Boulevard, Suite 700
                                        Clearwater, Florida  34620
                                        Attention:  Kotha S. Sekharam, President

         To the Employee at his address herein first above written.

         The parties hereto have executed this Agreement the day and year first above written.

                                        EMPLOYER:

                                        NU-WAVE HEALTH PRODUCTS, INC.

                                        By: /s/ KOTHA S. SEKHARAM
                                           -------------------------------------
                                            Kotha S. Sekharam, President

                                        EMPLOYEE:


                                        /s/ PAUL SANTOSTASI
                                           -------------------------------------
                                            Paul Santostasi

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                                  EXHIBIT "A"

I have committed 100% of my time to the success of this program to include the following areas:

1) A major effort to identify and bring to conclusion one or more acquisitions that would increase shareholders value.

2) To transfer management skill and knowledge with respect to the business of all new executives that are involved in our business.

3) To identify new product opportunities that can be manufactured and marketed with our companies.

4) To assist in investors relations in a positive way to effect investor interest.

5) To help formulate business plans and assist in raising capital via private placement and secondary public offering.

6) To be available for assignments by the Chairman that will benefit the company.